EXHIBIT 28.1
                                       ------------
                           ANNUAL STATEMENT AS TO COMPLIANCE
                                UCFC FUNDING CORPORATION
                    MANUFACTURED HOUSING PASS-THROUGH CERTIFICATES
                                     SERIES 1996-1


    In accordance with Section 3.11 of that certain Pooling and Servicing Agreement relating to UCFC Funding Corporation
 Manufactured Housing Pass-Through Certificates Series 1996-1, dated as of September 1, 1996 (the "Pooling and Servicing Agreement"), by and among UCFC Funding Corporation, as depositor, United Companies Lending Corporation, as servicer (the "Servicer"), and The First National Bank of Chicago, as trustee, the undersigned officer of the Servicer does hereby certify as follows: (i) a review of the activities of the Servicer during 1996 and of performance under the Pooling and Servicing Agreement has been made under the undersigned officer's supervision; and (ii) to the best of such undersigned officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement for 1996.

    EXECUTED this 25th day of March, 1997.



                        /s/ C. GERON HARGON
                        -------------------------------
                            C. Geron Hargon
                            President
                            United Companies Lending Corporation

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